SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form 8-K
                                Current Report


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):     May 10, 1999



                        Applied Magnetics Corporation
            (Exact name of registrant as specified in its charter)


           Delaware                                      1-6635
(State or other jurisdiction of                 (Commission file number)
incorporation or organization)


                                  95-1950506
                     (I.R.S. Employer Identification No.)



                     75 Robin Hill Road, Goleta, CA 93117

              (Address of principal executive office)  (Zip Code)

      Registrant's telephone number, including area code: (805) 683-5353























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                           Exhibit Index on Page 4

Item 5.     Other Events.

            On May 12, 1999, Applied Magnetics Corporation (the "Company") announced that it had entered into an Exchange Agreement, dated May 10, 1999, by and between the Company and Kenilworth Partners II, LP (the "Exchange Agreement"), pursuant to which through a private placement the Company will raise $25 million in cash through the issuance of a new convertible preferred stock (the "Preferred Stock"). Under the terms of the Exchange Agreement, the Company will exchange 6,000,000 shares of newly-issued common stock for $24 million principal amount of the Company's 7% Convertible Subordinated Debentures (the "Debentures"). The Company will then retire the Debentures. The Preferred Stock will carry a 14% dividend rate, payable initially in shares, and will be convertible into common shares at a fixed price of $5.375 per share.

            The Company also announced that it is embarking upon a significant cost reduction program in order to realign expenses in response to reduced projections in revenue and cash flow from operations for the balance of the 1999 calendar year. The reduced projections result in part from recent industry softness in demand for recording heads and from the Company's being late to market with certain key products. As part of the Company's cost reduction program, the Company will reduce its California workforce by approximately 35% by closing its Milpitas, California facility and by reducing its workforce in Goleta, California. The Company will take a charge of approximately $12 million in the current quarter in connection with the associated severance costs and the write off of certain assets in Milpitas.

Item 7.     Financial Statements and Exhibits.
            ---------------------------------

            (c) Exhibits

            99.1 Press Release dated May 12, 1999, Relating to $25 Million in Additional Financing and Reductions in Workforce.















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



                                   SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    APPLIED MAGNETICS CORPORATION


                                    By:   /s/ Peter T. Altavilla
                                          -------------------------
                                          Name:  Peter T. Altavilla

                                          Title: Secretary and Controller

Date: June 2, 1999

























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


                                 EXHIBIT INDEX


   Exhibit   Description                                                 Page
   -------   -----------                                                 ----

    99.1 Press Release dated May 12, 1999, Relating to $25 Million in 5 Additional Financing and Reductions in Workforce.


































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

                                                                    Exhibit 99.1
                                                                    ------------

                            May 12, 1999, Wednesday

Applied Magnetics Corp. Announces $ 25 Million in Additional Financing and Reductions in Workforce

GOLETA, Calif.


      May 12, 1999--Applied Magnetics Corp. (NYSE:APM) Wednesday announced that it has entered into an agreement under which the Company will raise $ 25 million of cash through the issuance of a new convertible preferred stock.

      Also under the agreement, the Company will exchange 6.0 million shares of newly-issued common stock for $ 24 million principal amount of the Company's 7% Convertible Subordinated Debentures. The Company will retire the 7% Convertible Subordinated Debentures which it will receive in the exchange.

      The newly-issued preferred stock will carry a 14% dividend rate, payable initially in shares, and will be convertible into common shares at a fixed price of $ 5.375 per share, a premium to Wednesday's closing price of 76%.

      "This additional funding along with a continued focus on lowering our costs will help us to bridge the gap until we complete qualification on 4.3 and
6.4 gigabyte per 3.5 inch disk programs and begin to ramp production," said Craig Crisman, Chairman and CEO.

      The Company also announced that in response to reduced projections in revenue and cash flow from operations for the balance of calendar 1999, the Company is embarking on a significant cost reduction program in order to realign expenses to adapt to the new environment.

      The change in forecast comes in part due to the recent industry softness in demand for recording heads and in part due to the Company being late to market with certain key products. As a result, the Company is reducing its California workforce approximately 35% by closing its facility in Milpitas as well as making additional reductions at its headquarters in Goleta.

      Total savings from these cost reductions will be approximately $ 14 million per quarter. Wafer development, which had been centered in the Milpitas facility, will be consolidated into the Goleta location.

      "Significant cost savings will be realized by the operation of a single wafer fab facility. This move is also expected to allow the Company to more rapidly integrate new designs into production," added Crisman.

      The Company will take a charge of approximately $ 12 million in the current quarter in connection with associated severance costs and the write off of certain assets in Milpitas.

      The Company also announced that directors Bert Zaccaria and Phil Micciche, who were formerly associated with DAS Devices Inc., previously acquired by the Company, elected to resign from the Board of Directors of the Company effective May 7, 1999.

      Applied Magnetics is an independent manufacturer of magnetic recording heads, head-gimbal assemblies ("HGAs") and headstack assemblies ("HSAs") for computer hard disk drives. Founded in 1957, Applied Magnetics is the oldest independent U.S. based supplier of disk heads to the merchant market.

      With headquarters in Goleta, the Company employs over 3,400 people around the world, with facilities in Malaysia, Korea, Singapore and China. The Company's worldwide web site can be found at www.appmag.com.

      Forward-looking statements included in this release are based on estimates and assumptions made by management of the Company, which, although believed to be reasonable, are inherently uncertain and difficult to predict. Therefore, undue reliance should not be placed upon such estimates. Such statements are subject to certain risks and uncertainties inherent in the Company's business that could cause actual results to differ materially from those projected. These factors include, but are not limited to: successful transition to volume production of MR and GMR disk head products with profitable yields; the limited number of customers and customer changes in short range and long range plans; competitive pricing pressures; changes in business conditions affecting the Company's financial position or results of operations which significantly increase the Company's working capital needs; the Company's inability to generate or obtain sufficient capital to fund its working capital needs; the Company's ability to control inventory levels; domestic and international competition in the Company's product areas; risks related to international transactions; and general economic risks and uncertainties.

      CONTACT:  Applied Magnetics Corp., Goleta
                        Craig D. Crisman, 805/683-5353













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